UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022

AVALARA, INC.

(Exact name of registrant as specified in its charter)

Washington	001-38525	91-1995935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 South King Street, Suite 1800

Seattle, WA 98104

(Address of principal executive offices) (Zip Code)

206-826-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AVLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 8, 2022, Avalara, Inc., a Washington corporation (“Avalara”), Lava Intermediate, Inc., a Delaware corporation (“Parent”) and Lava Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Avalara (the “Merger”), with Avalara continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. The board of directors of Avalara has unanimously adopted the Merger Agreement.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger, each share of common stock of Avalara (“Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock owned by Parent, Merger Sub, any other wholly owned subsidiary of Parent and Avalara (including shares held in treasury) (which will be cancelled without payment of any consideration), (ii) shares owned by any wholly-owned subsidiary of Avalara and (iii) shares of Common Stock for which dissenters rights have been properly exercised and not withdrawn) will be converted into the right to receive $93.50 in cash (the “Per Share Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, each option to acquire shares of Common Stock (“Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time will be converted into the right to receive an amount in cash (less any applicable withholding taxes) equal to (A) the number of shares of Common Stock subject to such Company Option, multiplied by (B) the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price of such Company Option. Each Company Option with an exercise price per share greater than or equal to the Per Share Merger Consideration will be cancelled automatically at the Effective Time for no consideration.

In addition, pursuant to the Merger Agreement, as of the Effective Time, (i) each outstanding Avalara restricted stock unit that is vested (“Vested Company RSU”) and outstanding immediately prior to the Effective Time will be converted into the right to receive an amount in cash (less any applicable withholding taxes) equal to (A) the total number of shares of Common Stock subject to such Vested Company RSU, multiplied by (B) the Per Share Merger Consideration, (ii) each outstanding Avalara restricted stock unit that is unvested (“Unvested Company RSU”) and outstanding immediately prior to the Effective Time will be converted into the contingent right to receive from Parent or Avalara an aggregate amount in cash (without interest) (each, a “Converted Cash Award”) (less any applicable withholding taxes) equal to (A) the total number of shares of Common Stock subject to such Unvested Company RSU, multiplied by (B) the Per Share Merger Consideration, (iii) each outstanding Avalara performance stock unit that is vested (“Vested Company PSU”) and outstanding immediately prior to the Effective Time will be converted into the right to receive an amount in cash (less any applicable withholding taxes) equal to (A) the total number of shares of Common Stock subject to such Vested Company PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (B) the Per Share Merger Consideration and (iv) each outstanding Avalara performance stock unit that is unvested (“Unvested Company PSU”) and outstanding immediately prior to the Effective Time will be converted into the contingent right to receive from Parent or Avalara a Converted Cash Award (less any applicable withholding taxes) with respect to an aggregate amount equal to (A) the total number of shares of Common Stock subject to such Unvested Company PSU (as set forth in the Merger Agreement), multiplied by (B) the Per Share Merger Consideration.

Avalara and Parent have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) Avalara will conduct its and its subsidiaries’ business in the ordinary course of business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) Avalara will not engage in certain types of transactions or take certain actions outside the ordinary course during such period without the prior consent of Parent, (iii) Avalara will cause a meeting of the Avalara shareholders to be held to consider approval of the Merger Agreement, and (iv) subject to certain customary exceptions, the board of directors of Avalara will recommend adoption of the Merger Agreement by the shareholders of Avalara. Avalara has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit or knowingly encourage any inquiries with respect to certain alternative business combination transactions or (ii) subject to certain exceptions designed to allow the board of directors of Avalara to fulfill its fiduciary duties to Avalara’s shareholders (described further below), engage in any discussions concerning, or provide any confidential information to, any person relating to certain alternative business combination transactions.

Concurrently with the execution of the Merger Agreement, (i) Parent has delivered to Avalara executed equity commitment letters (the “Equity Commitment Letters”) from certain affiliates of Vista Equity Partners in partnership with institutional co-investors (the “Equity Investors”), pursuant to which each of them has committed, on and subject to the conditions contained in such letters, to provide equity financing to Parent in the amounts set forth therein and (ii) Avalara has entered into limited guarantees (the “Limited Guarantees”) with certain Equity Investors, pursuant to which each of them has agreed to pay, in certain circumstances and subject to the conditions in their respective Limited Guarantees, their respective share of the Parent Termination Fee (as defined below) and certain other obligations set forth therein.

As of the date of the Merger Agreement, Parent has delivered to Avalara an executed debt commitment letter (the “Debt Commitment Letter”) pursuant to which the lenders party thereto have committed, subject to the terms and conditions contained in such letter, to provide debt financing in the amounts set forth therein, to enable Parent to consummate the Merger and make payments required under and in connection with the Merger Agreement. The debt and equity financing commitments are subject to customary closing conditions.

The Merger Agreement contains certain customary termination rights for Avalara and Parent, including Avalara’s right to terminate the Merger Agreement to accept a superior proposal subject to compliance with certain procedures specified in the Merger Agreement. Upon termination of the Merger Agreement under certain specified circumstances, Avalara will be required to pay Parent a termination fee of $242.329 million (the “Company Termination Fee”).

Subject to certain limitations, if the Merger is not consummated by February 8, 2023 (the “End Date”), each of Avalara and Parent may terminate the Merger Agreement if the Merger is not consummated by such date. The right to terminate the Merger Agreement at the End Date will not be available to a party if the failure of the Merger to have been consummated on or before such date was primarily caused by the failure of such party to perform any of its obligations under the Merger Agreement.

The Merger Agreement provides that Parent will be required to pay the Company a termination fee of $484.659 million (the “Parent Termination Fee”) under certain circumstances if the Merger Agreement is terminated by the Company because certain conditions to closing have been satisfied, the Company indicates in writing that it is ready and willing to close, and Parent and Merger Sub fail to consummate the Merger within three business days during which time the Company stood ready, willing and able to consummate the Merger.

Avalara and Parent have agreed to use their respective reasonable best efforts to consummate the Merger, including making filings with and seeking approvals from certain governmental entities necessary in connection with the Merger, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In furtherance thereof, Parent has agreed to accept certain divestitures or restrictions on the assets of Parent, Avalara and their respective subsidiaries, if and to the extent necessary to obtain such approvals, subject to certain specified limitations set forth in the Merger Agreement.

Consummation of the Merger is subject to certain customary conditions, including, but not limited to, (i) the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock (the “Shareholder Approval”), (ii) the absence of any law prohibiting or order preventing the consummation of the Merger, (iii) the expiration or termination of any applicable waiting period under the HSR Act, (iv) the absence of a material adverse effect with respect to Avalara, and (v) compliance in all material respects on the part of each of Avalara and Parent with such party’s covenants under the Merger Agreement, subject to customary cure periods. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions).

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Avalara or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Avalara’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 8, 2022, by and among Avalara, Inc., Lava Intermediate, Inc. and Lava Merger Sub, Inc.*

104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL

*

Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

Additional Information and Where to Find It

This Current Report on Form 8-K has been prepared in respect of the proposed transaction involving Avalara and affiliates of Vista Equity Partners and does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Avalara will file a proxy statement on Schedule 14A relating to a special meeting of its shareholders with the Securities and Exchange Commission (SEC). Additionally, Avalara may file other relevant materials in connection with the transaction with the SEC. Shareholders of Avalara are urged to read carefully and in their entirety the proxy statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to Avalara shareholders. Shareholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the transaction that are filed by Avalara with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of Avalara’s website at www.investor.avalara.com.

Participants in the Solicitation

Avalara and its directors, executive officers, and certain other members of management and employees of Avalara may be deemed to be participants in the solicitation of proxies from the shareholders of Avalara in respect of the proposed transaction. Information about Avalara’s directors and executive officers is set forth in the proxy statement for Avalara’s 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2022. Other information regarding the persons who may, under the rules of the SEC, be considered participants in the proxy solicitation and a description of their interests will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this report may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding Avalara’s expectations regarding the proposed transaction with affiliates of Vista Equity Partners and the future performance and financial results of Avalara’s business and other non-historical statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Avalara cautions readers of this report that such “forward looking statements”, wherever they occur in this report or in other statements attributable to Avalara, are necessarily estimates reflecting the judgment of Avalara’s senior management and are based on Avalara’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Avalara’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the failure to obtain approval of the proposed transaction by Avalara shareholders; (iii) the failure to obtain required regulatory approval to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; (iv) the risk that the proposed merger will not be consummated in a timely manner, including if the debt and equity financing for the proposed transaction is not funded in accordance with their respective terms; (v) the effect of the announcement of the proposed transaction on the ability of Avalara to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (vi) the response of competitors to the proposed transaction; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (viii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (ix) significant costs associated with the proposed transaction; (x) potential litigation relating to the proposed transaction; and (xi) restrictions during the pendency of the proposed transaction that may impact Avalara’s ability to pursue certain business opportunities. Additional factors that could cause Avalara’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of Avalara’s Annual Report on Form 10-K for the period ended December 31, 2021 and Quarterly Report on Form 10-Q for the period ended March 31, 2022, as such factors may be further updated from time to time in Avalara’s other filings with the SEC. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Avalara’s filings with the SEC. As a result of such risks, uncertainties and factors, Avalara’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Avalara is providing the information in this report as of this date and assumes no obligations to update the information included in this report or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVALARA, INC.

Date: August 8, 2022	By:	/s/ Alesia L. Pinney
Alesia L. Pinney
Executive Vice President,
Chief Legal Officer, and Secretary